Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements of Jo-Ann Stores, Inc. listed below of our reports dated April 2, 2007, with respect to the consolidated financial statements of Jo-Ann Stores, Inc., Jo-Ann Stores, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Jo-Ann Stores, Inc. included in this Annual Report (Form 10-K) for the year ended February 3, 2007.

Form	Registration Number

S-8	033-60177	1994 Executive Incentive Plan
S-8	333-10093	1994 Executive Incentive Plan
S-8	333-72445	1998 Incentive Compensation Plan
S-8	333-128157	1998 Incentive Compensation Plan
S-8	333-11653	Employees’ Savings and Profit-Sharing Plan
S-8	033-60179	1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8	333-10087	1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8	333-10091	1996 Stock Option Plan for Non-Employee Directors
S-8	333-55278	Nonqualified Stock Option Awards to Certain Employees
S-8	333-55280	Jo-Ann Stores, Inc. Savings Plan 401(k)
S-8	333-137187	Jo-Ann Stores, Inc. Savings Plan 401(k)
/s/ Ernst & Young LLP
Cleveland, Ohio
April 16, 2007